Exhibit 4.8

RAYONIER, L.P.,

AS ISSUER,

RAYONIER INC., AS PARENT GUARANTOR,

any other Guarantors party hereto,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SENIOR DEBT INDENTURE

Dated as of September 9, 2020

Debt Securities

CROSS REFERENCE TABLE

TIA Section		Indenture Section
310	(a)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	5.1
	(b)	5.2
	(c)	5.2
313	(a)	5.3
	(b)	5.3
	(d)	5.3
314	(a)	4.5
	(b)	N.A.
	(c)(1)	13.5
	(c)(2)	13.5
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.5
	(f)	N.A.
315	(a)	7.1
		6.7 &
	(b)	13.3
	(c)	7.1
	(d)	7.1
	(e)	6.8
316	(a) (last sentence)	1.1
	(a)(1)(A)	6.6
	(a)(1)(B)	6.6
	(a)(2)	9.1(d)
	(b)	6.4
	(c)	5.4
317	(a)(1)	6.2
	(a)(2)	6.2
	(b)	4.4
318	(a)	13.7

N.A. means Not Applicable

NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

i

v

SENIOR DEBT INDENTURE, dated as of September 9, 2020, by and among Rayonier, L.P., a Delaware limited partnership (the “Company”), Rayonier Inc., a North Carolina corporation, as Parent and Parent Guarantor (each as defined herein), the Guarantors (as defined herein) party hereto, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY AND ANY GUARANTORS

The Company, the Parent Guarantor and any other Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”), which Debt Securities may be guaranteed by each of the Guarantors, including the Parent Guarantor, as provided in this Indenture.

All things necessary to make this Indenture a valid and binding agreement of the Company, the Parent Guarantor and each other Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the Holders thereof, the Company, the Parent Guarantor, any other Guarantor and the Trustee covenant and agree with each other, for the benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, “control,” including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise. The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or paying agent.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” shall mean the board of directors of the General Partner or committee of that board of directors duly authorized to act in respect thereof.

“Board Resolution” means a copy of a resolution or resolutions certified by an Officer of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee. References to any matter in this Indenture being established in, by or pursuant to a Board Resolution shall include actions taken pursuant to authority granted by one or more Board Resolutions.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and Company and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the President, the Chief Executive Officer or any Vice President of the Company, and by any other Vice President, Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Jacksonville, Florida shall be principally administered, which office as of the date of this instrument is located at 4655 Salisbury Road, Suite 300 except that with respect to presentation of Debt Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich , New York, New York 10286; Attention: Corporate Trust Division—Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.3 or 2.15, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Floating Rate Security” means a Debt Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 2.3.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Partner” means the General Partner of the Company named in the Amended and Restated Agreement of Limited Partnership, dated May 8, 2020, as supplemented, modified or amended from time to time.

“Global Security” means with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or Board Resolution and set forth in an Officers’ Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

“Guarantors” means, with respect to any series of Debt Securities, the Parent Guarantor, any Subsidiary or Affiliate of the Company who may execute this Indenture or any supplement hereto for the purpose of providing a Guarantee of Debt Securities of such series pursuant to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantors” shall mean such successor Person; provided that any such Guarantor shall cease to be a Guarantor with respect to such series of Debt Securities if its Guarantee is released in accordance with this Indenture or the terms of such series of Debt Securities. References herein to Guarantors, as they relate to a particular series of Debt Securities, refer only to Guarantors that have provided a Guarantee with respect to such series of Debt Securities, and not to any other series of Debt Securities. If a series of Debt Securities does not have any Guarantors, all references in this Indenture to Guarantors shall have no effect and shall be ignored with respect to such Debt Securities.

“Holder,” “Holder of Debt Securities” or other similar terms means, a Person in whose name a Debt Security is registered in the Debt Security Register (as defined in Section 2.7(a)).

“Indenture” means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a Place of Payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, security interest, pledge, charge or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

“Officer” means, with respect to a Person, the President, the Chief Executive Officer, any Vice President (whether unmodified or prefaced by “Senior,” “Assistant” or any other designation), the Treasurer, any Assistant Treasurer, Controller, Secretary or any Assistant Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the Company’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Issue Discount Debt Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.1.

“Outstanding,” when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

(a) Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Debt Securities of that series which have been paid pursuant to Section 2.9 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Trust Officer actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or an Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.1.

“Parent” means Rayonier Inc., a North Carolina corporation, and its successors, in each case together with each direct or indirect Subsidiary of Parent that beneficially owns any Equity Interests of the Company.

“Parent Guarantor” means Rayonier Inc., a North Carolina corporation, and any of its successors which expressly assume the Guarantee of Parent.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Redemption Date,” when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Reporting Failure” means the failure of the Company or a Guarantor, as applicable, to file with the Trustee, within 15 days after the Company or a Guarantor is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports that the Company or the Guarantor is required to file with the commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof; or

(2) in the case of a partnership, more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or combination thereof.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb), as in effect on the date of this Indenture as originally executed and, to the extent required by law, as amended.

“Trustee” initially means The Bank of New York Mellon Trust Company, N.A. and any other Person or Persons appointed as such from time to time pursuant to Section 7.8, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division – Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.1(c)(ii) and Section 6.7 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means direct obligations of the United States of America, obligations on which the payment of principal and interest is fully guaranteed by the United States of America or obligations or guarantees for the payment of which the full faith and credit of the United States of America is pledged.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

Section 1.2 Other Definitions.

Term	Defined in Section
“Applicable Law”	13.14
“Debt Security Register”	2.7
“Defaulted Interest”	2.17
“Event of Default”	6.1
“Funding Guarantor”	14.5
“Guarantee”	14.1
“Place of Payment”	2.3
“Registrar”	2.7
“Successor Company”	10.1

Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(f) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(g) “including” means “including without limitation;”

(h) provisions apply to successive events and transactions;

(i) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE II

DEBT SECURITIES

Section 2.1 Forms Generally. The Debt Securities of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a Board Resolution or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and, if not contained in a supplemental Indenture entered into in accordance with Article IX, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities as evidenced by their execution of the Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.2 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Section 2.3 Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

The Debt Securities may be issued in one or more series in fully registered form. There shall be established, without the approval of any Holders, in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

(a) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(b) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

(c) the date or dates on which the principal of and premium, if any, on the Debt Securities of the series are payable;

(d) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of Holders thereof to whom such interest is payable; and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

(e) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable (“Place of Payment”);

(f) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

(g) whether Debt Securities of the series are entitled to the benefits of any Guarantee of any Guarantors pursuant to this Indenture, the identity of such Guarantors and any terms of such Guarantees with respect to the Debt Securities of the series in addition to those set forth in Article XIV, or any exceptions to or changes to those set forth in Article XIV;

(h) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(i) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Capital Stock (which may be represented by depositary shares), other Debt Securities or warrants for Capital Stock or Debt or other securities of any kind of the Company or any other obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(k) if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(l) if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(m) any changes or additions to Article XI, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.2(b);

(n) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1 or provable in bankruptcy pursuant to Section 6.2;

(o) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as currently in effect;

(p) any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of, and premium and interest on, such Debt Securities due and payable;

(q) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities (if other than The Depository Trust Company) and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.15(a);

(r) any trustees, authenticating or paying agents, transfer agents or registrars, if other than the Trustee;

(s) the applicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article X, including conditioning any merger, conveyance, transfer or lease permitted by Article X upon the satisfaction of any Debt coverage standard by the Company and Successor Company (as defined in Article X);

(t) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

(u) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and as set forth in such Officers’ Certificate or in any such Indenture supplemental hereto.

Section 2.4 Execution of Debt Securities. The Debt Securities shall be signed on behalf of the Company by any Officer of the Company or the General Partner, as applicable. Such signatures upon the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually, by pdf or other electronically imaged signature by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company on behalf of the Company or by the General Partner on behalf of the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any Officer of the Company or the General Partner, as applicable, who shall have signed any of the Debt Securities shall cease to be such Officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such Officer of the Company or the General Partner, as applicable; and any Debt Security may be signed on behalf of the Company or the General Partner, as applicable, by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper Officers of the Company or the General Partner, as applicable, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such Officer.

Section 2.5 Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver to the Trustee for authentication Debt Securities of any series executed by the Company, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon a Company Order. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon:

(a) a copy of any Board Resolution or Board Resolutions, certified by the Secretary or Assistant Secretary of the Company or the General Partner, as applicable, authorizing the terms of issuance of any series of Debt Securities;

(b) an executed supplemental Indenture, if any;

(c) an Officers’ Certificate; and

(d) an Opinion of Counsel prepared in accordance with Section 13.5 which shall state, in effect, that the form and terms of such Debt Securities have been established by or pursuant to a Board Resolution or by a supplemental Indenture as permitted by Section 2.3 in conformity with the provisions of this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.5 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or Officers (or any combination thereof) shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Debt Securities of any series.

Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

Section 2.6 Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Securities of each series shall be issuable only as fully registered Debt Securities in such Dollar denominations as shall be specified or contemplated by Section 2.3. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 2.7 Registration of Transfer and Exchange.

(a) The Company shall keep or cause to be kept a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of all Debt Securities and the transfer of Debt Securities as in this Article II provided. At all reasonable times the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount. In no event may Debt Securities be issued as, or exchanged for, bearer securities.

Unless and until otherwise determined by the Company by Board Resolution, the Debt Security Register shall be kept at the principal Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated “Registrar.”

Debt Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.15, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.2, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

(b) All Debt Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or his attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.9), but the Company may require payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series or (ii) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption.

Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Guarantors, the Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of or on account of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Guarantors, the Trustee, any paying agent or any Registrar shall be affected by notice to the contrary.

None of the Company, the Guarantors, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors, the Trustee, any agent of the Trustee, any paying agent or any Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.8 Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate.

Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.7 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.7 or this Section 2.8, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount to be exchanged and endorsed.

Section 2.9 Mutilated, Destroyed, Lost or Stolen Debt Securities. If (a) any mutilated Debt Security is surrendered to the Trustee at its Corporate Trust Office or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security, the Company or the Trustee may require the payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security and/or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.9 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Trustee shall be disposed of (subject to the record retention requirements of the Exchange Act) and certification of their disposal delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company canceled Debt Securities held by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Debt represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11 Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

Section 2.12 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Debt Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Debt Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.3), or at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.3 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

(b) Subject to the foregoing provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 2.13 Securities Denominated in Dollars. Except as otherwise specified pursuant to Section 2.3 for Debt Securities of any series, payment of the principal of, and premium, if any, and interest on, Debt Securities of such series will be made in Dollars.

Section 2.14 Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of moneys required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee before 11:00 a.m., New York City time, on the date such moneys are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

Section 2.15 Securities Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Sections 2.1 and 2.3 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.5, authenticate and deliver, such Global Security or Securities, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officers’ Certificate, shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

or such other legend as may then be required by the Depositary for such Global Security or Securities.

(b) Notwithstanding any other provision of this Section 2.15 or of Section 2.7 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.7, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security or Securities, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

(ii) If an Event of Default occurs and the Depositary for a Global Security or Securities notifies the Trustee of its decision to require that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii) If specified by the Company pursuant to Sections 2.1 and 2.3 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

(v) Payments in respect of the principal of and interest on any Debt Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company, any Guarantors and the Trustee may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, any Guarantors, the Trustee, any Registrar, the paying agent or any agent of the Company, any Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary’s direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, any Guarantors, the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Company, any Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

Section 2.16 Medium Term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers’ Certificate, Board Resolution, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.1, 2.3, 2.5 or 13.5 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers’ Certificate delivered pursuant to Section 2.5 or 13.5 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

A Company Order delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph, may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of Persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such Person) and that such Persons are authorized to determine, consistent with the Officers’ Certificate, supplemental Indenture or Board Resolution relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officers’ Certificate, supplemental Indenture or such resolution.

Section 2.17 Defaulted Interest. Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at its address as it appears in the Debt Security Register, not less than 15 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series are registered at the close of business on such special record date.

(ii) The Company may make payment of any Defaulted Interest on the Debt Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.18 CUSIP Numbers. The Company in issuing the Debt Securities may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.

ARTICLE III

REDEMPTION OF DEBT SECURITIES

Section 3.1 Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.3 for Debt Securities of such series.

Section 3.2 Notice of Redemption; Selection of Debt Securities. Unless otherwise indicated for Debt Securities of a particular series by a Board Resolution and set forth in an Officers’ Certificate or a supplemental Indenture hereto, the Company shall fix a date for redemption and shall give notice of such redemption at least 10 and not more than 60 days prior to the date fixed for redemption to the Holders of any series of Debt Securities to be redeemed at the option of the Company as a whole or in part, in the manner provided in Section 13.3. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the redemption price at which Debt Securities of such series are to be redeemed (or the method of calculating such redemption price), (iii) the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities, (iv) that any interest accrued to the date fixed for redemption will be paid as specified in said notice, (v) that the redemption is for a sinking fund payment (if applicable), (vi) that, unless otherwise specified in such notice, if the Company defaults in making such redemption payment, (vii) that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue, (viii) that in the case of Original Issue Discount Securities original issue discount accrued after the date fixed for redemption will cease to accrue, (ix) the terms of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed, and (x) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities of that series. If less than all the Debt Securities of a series are to be redeemed the notice of redemption shall specify the certificate numbers of any Debt Securities of that series to be redeemed that are not in global form. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof, will be issued.

At least three days before the giving of any notice of redemption, unless the Trustee consents to a shorter period, the Company shall give written notice to the Trustee of the Redemption Date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, and such notice may be revoked at any time prior to the giving of a notice of redemption to the Holders pursuant to this Section 3.2. If fewer than all the Debt Securities of a series are to be redeemed, the record date relating to such redemption shall be selected by the Company and given in writing to the Trustee, which record date shall be not less than three days after the date of notice to the Trustee.

By 11:00 a.m., New York City time, on the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in Dollars (except as provided pursuant to Section 2.3) sufficient to pay the redemption price of such Debt Securities or any portions thereof that are to be redeemed on that date, together with any interest accrued to the Redemption Date.

If less than all the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions), the Debt Securities of that series or portions thereof (in multiples of $1,000) to be redeemed shall be selected by lot. In any case where more than one Debt Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security of such series. The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such Redemption Date, the principal, premium, if any, and interest shall bear interest until paid from the Redemption Date at the rate borne by the Debt Securities of that series. If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

Section 3.3 Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.2, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue, and any original issue discount in the case of Original Issue Discount Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Any Debt Security that is to be redeemed only in part shall be surrendered at the Place of Payment with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 3.4 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, Board Resolution or a supplemental Indenture is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the General Partner or a supplemental Indenture is herein referred to as an “optional sinking fund payment.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.5 Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 3.4 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, by 11:00 a.m., New York City time, on the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in Section 3.4 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.5. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

The Debt Securities to be redeemed upon such sinking fund payment date shall be redeemed in the manner specified in the last paragraph of Section 3.2 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.2 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.3.

Debt Securities of a series shall not be redeemed with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article III. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.5.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.1 Payment of Principal of, and Premium, If Any, and Interest on, Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities at the place, at the respective times and in the manner provided herein or in the Debt Securities. Each installment of interest on any Debt Securities not in global form may at the Company’s option be paid by mailing checks for such interest payable to the Person entitled thereto pursuant to Section 2.7(a) to the address of such Person as it appears on the Debt Security Register.

Principal of and premium and interest on Debt Securities of any series shall be considered paid on the date due if, by 11:00 a.m., New York City time, on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Debt Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.2 Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series may be presented or surrendered for payment, and it shall also maintain (in or outside such Place of Payment) an office or agency where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee where its corporate trust business is principally administered in the United States, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.3 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

Section 4.4 Duties of Paying Agents, etc.

(a) The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4,

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of, and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

(iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustee of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities when the same shall be due and payable.

(c) Anything in this Section 4.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.4, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d) Whenever the Company shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(e) Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to the provisions of Section 11.5.

Section 4.5 SEC Reports; Financial Statements.

The Company shall file with the Trustee, within 15 days after the Company or any Guarantor is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that the Company or such Guarantor is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s and any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). Notwithstanding the foregoing, in the event that any Parent of the Company is or becomes a Guarantor of any series of Debt Securities, the financial statements, information and other documents required to be provided as described above with respect to such series of Debt Securities may be those of such Parent of the Company, subject to any requirements of Rule 3-10 of Regulation S-X of the Securities Act.

Section 4.6 Compliance Certificate. The Company shall, so long as any of the Debt Securities are Outstanding, deliver to the Trustee, on or before January 31 in each year, a brief certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 4.7 Further Instruments and Acts. The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of this Indenture.

Section 4.8 Waiver of Certain Covenants. The Company and the Guarantors may, with respect to the Debt Securities of any series, omit in any particular instance to comply with any covenant made applicable to such Debt Securities pursuant to Section 2.3, if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series affected, waive such compliance in such instance with such covenant, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantors and the duties of the Trustee in respect of any such covenant shall remain in full force and effect.

ARTICLE V

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE

Section 5.1 Company to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Debt Securities of each series:

(a) not more than 10 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such record date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section 5.1 or (ii) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustee may destroy any list furnished to it as provided in this Section 5.1 upon receipt of a new list so furnished.

Section 5.2 Communications to Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 5.3 Reports by Trustee. Within 60 days after each January 31, beginning with the first January 31 following the date of this Indenture, and in any event on or before April 1 in each year, the Trustee shall mail to Holders a brief report dated as of such January 31 that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b).

Reports pursuant to this Section 5.3 shall be transmitted by mail:

(a) to all Holders, as the names and addresses of such Holders appear in the Debt Security Register; and

(b) except in the cases of reports under Section 313(b)(2) of the TIA, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.1.

A copy of each report at the time of its mailing to Holders shall be filed with the Securities and Exchange Commission and each stock exchange (if any) on which the Debt Securities of any series are listed. The Company agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

Section 5.4 Record Dates for Action by Holders. If the Company shall solicit from the Holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

Section 6.1 Events of Default. “Event of Default” with respect to the Debt Securities of any series means each one of the following events which shall have occurred and be continuing:

(a) default in the payment of any installment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase or otherwise; or

(c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable; or

(d) failure on the part of the Company or, if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of a Guarantee by a Guarantor, any of the Guarantors, duly to observe or perform any other of the covenants or agreements on the part of the Company, or if applicable, any of the Guarantors, in the Debt Securities of that series, in any Board Resolution authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 60 days (or 180 days in the case of a Reporting Failure) after the date on which written notice specifying such failure and requiring the Company, or if applicable, the Guarantors, to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given to the Company and if applicable, the Guarantors, by the Trustee or to the Company and, if applicable, the Guarantors, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

(e) the Company or, if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee by a Guarantor, any of the Guarantors, pursuant to or within the meaning of any Bankruptcy Law,

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or, if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee by a Guarantor, any of the Guarantors, as debtor in an involuntary case,

(ii) appoints a Custodian of the Company or, if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee by a Guarantor, any of the Guarantors, or a Custodian for all or substantially all of the property of the Company, or if applicable, any of the Guarantors, or

(iii) orders the liquidation of the Company or, if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee by a Guarantor, any of the Guarantors,

and, in each case, the order or decree remains unstayed and in effect for 60 days; or

(g) if any series of Debt Securities Outstanding under this Indenture is entitled to the benefits of the Guarantee by a Guarantor, the Guarantee of any of the Guarantors ceases to be in full force and effect with respect to Debt Securities of that series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding or any of the Guarantors denies or disaffirms its obligations under this Indenture or such Guarantee; or

(h) any other Event of Default provided with respect to Debt Securities of that series; provided, however, that the occurrence of any of the events described in the foregoing clause (d) shall not constitute an Event of Default if such occurrence is the result of changes in generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants at the date as of which this Indenture is executed and a certificate to such effect is delivered to the Trustee by the Company’s independent public accountants.

(i) If an Event of Default described in clause (a), (b), (c), (d), (g), or (h) with respect to Debt Securities of that series at the time Outstanding occurs with respect to the Company or any Guarantor and is continuing, unless the principal of, premium, if any, and accrued and unpaid interest on all the Debt Securities of that series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then Outstanding hereunder, by notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series), premium, if any, and interest on all the Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of that series contained to the contrary notwithstanding. If an Event of Default described in clause (e) or (f) occurs with respect to the Company, then and in each and every such case, unless the principal of and accrued and unpaid interest on all the Debt Securities shall have become due and payable, the principal of (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof), premium, if any, and interest on all the Debt Securities then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Debt Securities of a particular series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

Section 6.2 Collection of Debt by Trustee, etc. If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against any of the Guarantors or the Company or any other obligor upon the Debt Securities of such series (and collect in the manner provided by law out of the property of any of the Guarantors or the Company or any other obligor upon the Debt Securities of such series wherever situated the moneys adjudged or decreed to be payable).

In case there shall be pending proceedings for the bankruptcy or for the reorganization of any of the Guarantors or the Company or any other obligor upon the Debt Securities of any series under any Bankruptcy Law, or in case a Custodian shall have been appointed for its property, or in case of any other similar judicial proceedings relative to any of the Guarantors or the Company or any other obligor upon the Debt Securities of any series, its creditors or its property, the Trustee, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Holders thereof allowed in any such judicial proceedings relative to any of the Guarantors or the Company, or any other obligor upon the Debt Securities of such series, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustee on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any such Debt Securities, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustee pursuant to Section 7.6) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.3 Application of Moneys Collected by Trustee. Any moneys or other property collected by the Trustee pursuant to this Article with respect to Debt Securities of any series and, after an Event of Default, any moneys or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied, in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or other property, upon presentation of the several Debt Securities of such series in respect of which moneys or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all money due the Trustee (including any predecessor trustee) pursuant to Section 7.6;

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

FOURTH: The remainder, if any, shall be paid to the Guarantors or the Company, as applicable, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.3. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.4 Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustee to institute such action or proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity or security shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.6; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.4, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Section 2.12) interest on, such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.5 Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.6 Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustee and to Waive Default. The Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any right, trust or power conferred on the Trustee, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken or is inconsistent with any provision of this Indenture, or if the Trustee shall by a Trust Officer or officers determine that the action so directed would involve it in personal liability or would be unduly prejudicial to Holders of Debt Securities of such series not taking part in such direction; and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. The Holders of not less than a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on, any of the Debt Securities and a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Guarantors, the Company, the Trustee and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.7 Trustee to Give Notice of Events of Defaults Known to It, but May Withhold Such Notice in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of an Event of Default, or if later, within 30 days after the Trustee obtains actual knowledge of the Event of Default, with respect to a series of Debt Securities give to the Holders thereof, in the manner provided in Section 13.3, notice of all Events of Default with respect to such series known to the Trustee, unless such Events of Default shall have been cured or waived before the giving of such notice; provided, that, except in the case of an Event of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders thereof.

Section 6.8 Requirement of an Undertaking to Pay Costs in Certain Suits under the Indenture or Against the Trustee. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the TIA, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.8 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25 percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

(d) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

Section 7.2 Certain Rights of Trustee. Subject to the provisions of Section 7.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities of a series affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the sole opinion of the Trustee, reasonably assured to the Trustee by the indemnity and security afforded to it by the terms of this Indenture, the Trustee may require reasonable security or indemnity against such costs, expenses or liabilities as a condition to so proceeding, and the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand, and, if the Trustee shall make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable Debt Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3 Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein and in the Debt Securities (except the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder, and that the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.4 Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the TIA relating to conflicts of interest and preferential claims may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

Section 7.5 Moneys Received by Trustee to Be Held in Trust. Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or to invest, any moneys received by it hereunder, except as the Trustee may agree in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon a Company Order.

Section 7.6 Compensation and Reimbursement. The Company, and each Guarantor, jointly and severally, covenants and agrees:

(1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except to the extent that any such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or willful misconduct; and

(3) to indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to the Trustee’s own gross negligence or willful misconduct.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(e) or (f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of the Indenture and the Debt Securities, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 7.7 Right of Trustee to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.8 Separate Trustee; Replacement of Trustee. The Company may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving notice to the Company. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a Custodian takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Upon payment of the charges and all other amounts payable to the retiring Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.6.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

In the case of the appointment hereunder of a separate or successor Trustee with respect to the Debt Securities of one or more series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (i) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (ii) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors to the Trustee by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee for the Debt Securities of such series. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. There is excluded from the operation of Section 310(b)(1) of the TIA the indenture, dated March 5, 2012, between the Parent, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE VIII

CONCERNING THE HOLDERS

Section 8.1 Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 5.2, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Debt Securities evidenced by a Global Security, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 8.2 Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Sections 7.1, 7.2 and 13.9, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series. The Trustee may require such additional proof of any matter referred to in this Section 8.2 as it shall deem necessary.

Section 8.3 Who May Be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Guarantors, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.12) interest on such Debt Security and for all other purposes, and none of the Company, the Guarantors or the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

None of the Company, the Guarantors, the Trustee, any paying agent or any Registrar will have any responsibility, obligation or liability to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debt Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, any paying agent and any Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, any paying agent and any Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Guarantors, Trustee, any paying agent and any Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantors, the Trustee, or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 8.4 Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantors, the Trustee and the Holders of all the Debt Securities of such series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debt Securities entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Debt Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Debt Securities after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, and any Guarantors, when authorized by a Board Resolution, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession pursuant to Article X of another Person to the Company, or successive successions, and the assumption by the Successor Company (as defined in Section 10.1) of the covenants, agreements and obligations of the Company in this Indenture and in the Debt Securities;

(b) to surrender any right or power herein conferred upon the Company or the Guarantors, to add to the covenants of the Company or the Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the General Partner shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such Default;

(c) to cure any ambiguity or omission or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series;

(d) to permit the qualification of this Indenture or any Indenture supplemental hereto under the TIA as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316 (a)(2) of the TIA;

(e) to permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

(f) to reflect the release of any Guarantor in accordance with Article XIV or the terms of any series of Debt Securities;

(g) to add Guarantors with respect to any or all of the Debt Securities or to secure any or all of the Debt Securities or the Guarantee;

(h) to make any change that does not adversely affect the rights hereunder of any Holder;

(i) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.1 shall neither apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Debt Security with respect to such provision or shall become effective only when there is no such Debt Security Outstanding;

(j) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

(k) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.1 and 2.3.

Upon the request of the Company and the Guarantors, accompanied by a copy of Board Resolution authorizing the execution of any such supplemental Indenture, the Trustee shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

Any supplemental Indenture authorized by the provisions of this Section 9.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders of that series of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to any such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1 with respect to other Holders.

Section 9.2 Modification of Indenture with Consent of Holders of Debt Securities. Without notice to any Holder but with the consent (evidenced as provided in Section 8.1) of either (i) the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time Outstanding of that series or (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture (including consents obtained in connection with a tender offer or exchange offer for any such series of Debt Securities), the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall: reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment; reduce the rate of or extend the time for payment of interest on any Debt Security; reduce the principal of or extend the Stated Maturity of any Debt Security; reduce any premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed in accordance with Article III; make any Debt Security payable in currency other than the Dollar; impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Debt Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debt Securities; release any security that may have been granted in respect of the Debt Securities, other than in accordance with this Indenture; make any change in Section 6.6 or this Section 9.2; or, except as provided in Section 11.2(b) or Section 14.4, release the Guarantors other than as provided in this Indenture or modify the Guarantee in any manner adverse to the Holders.

A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Company and the Guarantors, accompanied by a copy of Board Resolution authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 9.2 requiring the consent of the Holders of any series of Debt Securities becomes effective, the Company shall mail to Holders of that series of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to any such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2 with respect to other Holders.

Section 9.3 Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.1 and 7.2, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article IX.

In executing, or accepting the additional trusts created by, any supplemental Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental Indenture is authorized or permitted by this Indenture and complies with the provisions of this Article IX and an Opinion of Counsel to the effect that such supplemental Indenture is enforceable against the Company in accordance with its terms, subject to then customary exceptions.

Section 9.4 Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the General Partner, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

ARTICLE X

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 10.1 Consolidations and Mergers of the Company. The Company shall not consolidate or amalgamate with or merge with or into any Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any Person, whether in a single transaction or a series of related transactions, unless: (a) either (i) the Company shall be the surviving Person in the case of a merger or (ii) the resulting, surviving or transferee Person if other than the Company (the “Successor Company”), shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Debt Securities according to their tenor; (b) immediately after giving effect to such transaction or series of transactions (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default would occur or be continuing; (c) if the Company is not the continuing Person, then each Guarantor, unless it has become the Successor Company, shall confirm that its Guarantee shall continue to apply to the obligations under the Debt Securities and this Indenture; and (d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental Indenture (if any) comply with this Indenture.

Section 10.2 Rights and Duties of Successor Company. In case of any consolidation, amalgamation or merger where the Company is not the continuing Person, or disposition of all or substantially all of the assets of the Company in accordance with Section 10.1, the Successor Company shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the respective party to this Indenture, and the predecessor entity shall be released from all liabilities and obligations under this Indenture and the Debt Securities, except that no such release will occur in the case of a lease of all or substantially all of the Company’s assets. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by or on behalf of the Company and delivered to the Trustee; and, upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by or on behalf of the Company to the Trustee for authentication, and any Debt Securities which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, amalgamation, merger, sale or disposition such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

ARTICLE XI

SATISFACTION AND DISCHARGE OF

INDENTURE; DEFEASANCE; UNCLAIMED MONEYS

Section 11.1 Applicability of Article. The provisions of this Article XI relating to discharge or defeasance of Debt Securities shall be applicable to each series of Debt Securities except as otherwise specified pursuant to Section 2.3 for Debt Securities of such series.

Section 11.2 Satisfaction and Discharge of Indenture; Defeasance.

(a) If at any time the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.5) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount in cash sufficient to pay at final maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for) with respect to the Debt Securities of such series, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debt Securities of such series.

(b) Subject to Sections 11.2(c), 11.3 and 11.7, the Company at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or the operation of (x) any covenant made applicable to such Debt Securities pursuant to Section 2.3, (y) Sections 6.1(d), (g) and (h) and (z) as they relate to the Guarantors only, Sections 6.1(e) and (f) (“covenant defeasance option”). If the Company exercises either its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series that are entitled to the benefit of the Guarantee, the Guarantee will terminate with respect to that series of Debt Securities. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.1(d), (g) and (h) and, with respect to the Guarantors only, Sections 6.1(e) and (f).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.7, 2.9, 4.2, 4.3, 4.4, 5.1, 7.6, 11.5, 11.6 and 11.7 and, for the avoidance of doubt, each of the Guarantors’ stated obligations in Section 7.6 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Company’s obligations in Sections 7.6, 11.5 and 11.6 and, for the avoidance of doubt, each of the Guarantors’ stated obligations in Section 7.6 shall survive.

Section 11.3 Conditions of Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to final maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due on all the Debt Securities of such series to final maturity or redemption, as the case may be;

(c) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(d) the deposit does not constitute a default under any other agreement binding on the Company;

(e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f) in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from the Internal Revenue Service a ruling, or since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g) in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(h) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XI have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article III.

Section 11.4 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series.

Section 11.5 Repayment to Company. The Trustee and any paying agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

Section 11.6 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 11.7 Reinstatement. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article XI.

ARTICLE XII

[RESERVED]

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company, the Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 13.2 Acts of General Partner, Board, Committee or Officer of Successor Company Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any general partner, board, committee or officer of the Company shall and may be done and performed with like force and effect by the like general partner, board, committee or officer of any Successor Company.

Section 13.3 Required Notices or Demands. Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by registered or certified mail (return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any Guarantor:

Rayonier, L.P.

1 Rayonier Way

Wildlight, Florida 32097

Attn: Chief Financial Officer

Telephone No.: (904) 357-9100

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

4655 Salisbury Road, Suite 300

Jacksonville, FL 32256

Attn: Corporate Trust Administration

The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; on the first Business Day on or after being sent, if telecopied and the sender receives confirmation of successful transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.

Any notice required or permitted to a Holder by the Company, any Guarantor or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly given if in writing and given electronically or mailed, first-class postage prepaid, to such Holder affected by such event, at the address as it appears in the Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

Notwithstanding any other provision of this Indenture or any Debt Security, where this Indenture or any Debt Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with applicable procedures.

Notwithstanding the foregoing, any notice to Holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 2.3, shall be sufficiently given if given in the manner specified pursuant to Section 2.3.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

In the event it shall be impracticable to give notice by publication, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 13.4 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS INDENTURE, EACH DEBT SECURITY AND EACH GUARANTEE OF A GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A DEBT SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES. THE GUARANTEE GUARANTOR OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Company and each Guarantor irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, and waives any immunity from the jurisdiction of such courts. The Company and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and each Guarantor agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and the Guarantors, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s or Guarantor’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding.

Section 13.5 Officers’ Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.6 Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a Business Day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

Section 13.7 Provisions Required by TIA to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the TIA, such required provision shall control.

Section 13.8 Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.3.

Section 13.9 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

Section 13.10 No Recourse Against Others. The Company and its directors, officers, employees, incorporators and capital stockholders, as such, shall have no liability for any obligations of the Guarantors or the Company under the Debt Securities, this Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

Section 13.11 Severability. In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12 Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.13 Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Debt Securities to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Debt Securities and any document to be signed in connection with the Indenture, this Indenture or the Debt Securities (including amendments, waivers, consents and other modifications, Officers’ Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 13.14 Tax Withholding. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) if a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to or related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this clause (p) shall survive the termination of this Indenture.

ARTICLE XIV

GUARANTEE

Section 14.1 Unconditional Guarantee.

(a) Notwithstanding any provision of this Article XIV to the contrary, the provisions of this Article XIV shall be applicable only to, and inure solely to the benefit of, the Debt Securities of any series designated, pursuant to Section 2.3, as entitled to the benefits of the Guarantee of each of the Guarantors.

(b) For value received, each of the Guarantors, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably, fully, unconditionally and absolutely, guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities and all other amounts due and payable under this Indenture and the Debt Securities by the Company, when and as such principal, premium, if any, and interest and other amounts shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Debt Securities and this Indenture, subject to the limitations set forth in Section 14.3 and 14.4 or the terms of an applicable series of Debt Securities. Such Guarantee is a guarantee of payment and not of collection.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Guarantors and will rank pari passu in right of payment with all Debt of each Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Debt Securities, the Guarantee (including the Guarantee of any other Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debt Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Debt Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.4, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company or any other Guarantor.

(d) The obligations of each of the Guarantors under this Article XIV shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the Guarantors contained in the Debt Securities or this Indenture, (B) any impairment, modification, release or limitation of the liability of the Company, any of the Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (C) the assertion or exercise by the Company, any of the Guarantors or the Trustee of any rights or remedies under the Debt Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Debt Securities, including all or any part of the rights of the Company or any of the Guarantors under this Indenture, (E) the extension of the time for payment by the Company or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Debt Securities or this Indenture or of the time for performance by the Company or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the Guarantors set forth in this Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Debt Securities, the Guarantee or this Indenture in any such proceeding, (H) the release or discharge of the Company or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Debt Securities, the Guarantee or this Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e) Each of the Guarantors hereby (A) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, (B) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (C) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f) Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture, provided, however, that such Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Debt Securities and the Guarantee shall have been paid in full or discharged.

(g) Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Debt Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, in each case until all amounts guaranteed have been paid in full or discharged. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Debt Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Debt Securities, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 14.1(g) is knowingly made in contemplation of such benefits.

Section 14.2 Notation Not Required. Neither the Company nor any Guarantor shall be required to make a notation on the Debt Securities to reflect any Guarantee or any release thereof.

Section 14.3 Limitation on Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder of a Debt Security entitled to the benefits of the Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders of a Debt Security entitled to the benefits of the Guarantee and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Guarantee, not result in the obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, or being void or unenforceable under any law relating to insolvency of debtors.

Section 14.4 Release of Guarantors from Guarantee.

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Section 11.2(b) and in this Section 14.4 or in the terms of any particular series of Debt Securities. Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Guarantor pursuant to this Article XIV shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Company, of all of the Company’s direct or indirect limited partnership or other equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture); (B) the merger of such Guarantor into the Company or any other Guarantor or the liquidation and dissolution of such Guarantor (in each case to the extent not prohibited by this Indenture); (C) dissolution of such Guarantor; (D) such Guarantor otherwise ceasing to be our Subsidiary; (E) in the case of the Parent Guarantor’s Guarantee only, the Company ceases for any reason to be a Subsidiary; or (F) upon satisfaction and discharge or defeasance of this indenture in accordance with Section 11.2 or (ii) following delivery of a written notice of such release or discharge by the Company to the Trustee, upon the release or discharge of all guarantees by such Guarantor of any Debt of the Company other than obligations arising under this Indenture and any Debt Securities issued hereunder, except a discharge or release by or as a result of payment under such guarantees.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from the Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Guarantor not so released shall remain liable for the full amount of principal of (and premium, if any) and interest on the Debt Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 14.3.

Section 14.5 Guarantor Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Debt Securities or any other Guarantor’s obligations with respect to the Guarantee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

RAYONIER, L.P. , as Issuer

By:	/s/ Mark R. Bridwell
Name:	Mark R. Bridwell
Title:	Vice President, General Counsel and Corporate Secretary

RAYONIER INC., as Parent Guarantor

By:	/s/ Mark R. Bridwell
Name:	Mark R. Bridwell
Title:	Vice President, General Counsel and Corporate Secretary

RAYONIER TRS HOLDINGS INC., as Guarantor

By:	/s/ Mark R. Bridwell
Name:	Mark R. Bridwell
Title:	Vice President, General Counsel and Corporate Secretary

RAYONIER OPERATING COMPANY LLC, as Guarantor

By:	/s/ Mark R. Bridwell
Name:	Mark R. Bridwell
Title:	Vice President and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Shannon Matthews
Name:	Shannon Matthews
Title:	Vice President